SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2004

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 683-1200

Item 5.    Other Events.

On February 10, 2004, EXACT Sciences Corporation completed its previously announced public offering of an aggregate of 6,900,000 shares of its common stock at a price of $6.75 per share, for estimated net proceeds to the Company, before expenses, of $43.8 million.  The number of shares sold and the estimated net proceeds of the offering reflect the election of the underwriters in the offering to exercise in full their 30-day option to purchase an additional 900,000 shares to cover over-allotments. All of the shares of common stock were offered pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective in September 2003.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 9.    Regulation FD Disclosure.

The press release issued by the Company dated February 11, 2003, titled “EXACT Sciences Corporation Announces Completion of 6.9 Million Share Offering,” is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

February 11, 2004	By:	/s/ John A. McCarthy, Jr.
John A. McCarthy, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 11, 2004